Schedule A

(as of February 1, 2019)

Oppenheimer Portfolio Series[[1]]

Active Allocation Fund
Classes of Shares
Class A Class C Class R Class Y

Conservative Investor Fund
Classes of Shares
Class A Class C Class R Class Y

Growth Investor Fund[[2]]
Classes of Shares
Class A Class C Class R Class Y

Moderate Investor Fund
Classes of Shares
Class A Class C Class R Class Y

[1]       Amended February 1, 2019 to reflect the name change of Class N to Class R, and to remove Class B.

[2]       Amended February 1, 2019 to reflect the name change of Equity Investor Fund to Growth Investor Fund.